UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2016

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
On December 16, 2016, HC2 Holdings 2, Inc., a Delaware corporation (the “Bridge Note Issuer”) and wholly-owned subsidiary of HC2 Holdings, Inc. (the “Company”), issued $35 million aggregate principal amount of 11.000% senior secured bridge notes due December 1, 2019 (the “Bridge Notes”) to Jefferies LLC in a private placement, exempt from registration under the Securities Act of 1933, as amended, and related rules and regulations. The Bridge Notes rank pari passu to, and are equally and ratably secured with, the Company’s existing 11.000% senior secured notes due 2019 (the “Existing Notes”), are guaranteed by the Company and each of the other guarantors of the Existing Notes.
This summary of the Bridge Notes does not purport to be complete and is qualified in its entirety by reference to the Bridge Notes, which has been filed as an Exhibit hereto, copies of which are attached hereto or incorporated by reference herein as Exhibit 4.1. The text of the Bridge Notes is incorporated herein by reference. Interested parties should read these documents in their entirety.
The Bridge Notes will be exchangeable at certain times in the future for additional Existing Notes to be issued to Jefferies LLC by the Company in future private placements. This Current Report on Form 8-K does not constitute an offer of any Bridge Notes or additional Existing Notes for sale or a solicitation of any offers to purchase any Bridge Notes or additional Existing Notes. The offering of the Bridge Notes and any additional Exchange Notes has not been and will not be registered under the Securities Act of 1933, as amended (“Securities Act”) and they may not be offered or sold in the United States absent registration of an applicable exemption from registration requirements.
The net proceeds of the issuance of the Bridge Notes was used by the Bridge Note Issuer to purchase convertible debt of ANG Holdings, Inc., a Delaware corporation (“ANG”), in which the Company holds a 49.9% equity interest, for cash and for general corporate purposes. ANG used such cash proceeds, together with available capacity under existing credit facilities, to fund the acquisitions of Questar Fueling Company and Constellation CNG, LLC, as more fully described in Item 7.01 below, and for general corporate purposes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

On December 20, 2016, the Company issued a press release titled “HC2 Portfolio Company American Natural Gas Gains National Footprint Through Acquisitions of Questar Fueling Company and Constellation CNG.” A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Item No.	Description
4.1	11% Senior Secured Bridge Note due 2019, dated as of December 16, 2016, among HC2 Holdings 2, Inc., as the issuer, HC2 Holdings, Inc. as guarantor, and certain other guarantors party thereto
99.1	Press Release issued by the Company, dated December 20, 2016
Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2016

HC2 Holdings, Inc.
(Registrant)

By:	/s/ Paul L. Robinson
Name: Paul L. Robinson
Title: Chief Legal Officer and Corporate Secretary

Exhibit Index

Item No.	Description
4.1	11% Senior Secured Bridge Note due 2019, dated as of December 16, 2016, among HC2 Holdings 2, Inc., as the issuer, HC2 Holdings, Inc. as guarantor, and certain other guarantors party thereto
99.1	Press Release issued by the Company, dated December 20, 2016